STOCK REPURCHASE AGREEMENT

THIS AGREEMENT is entered into as of this 8th day of August, 2007, by and between the George E. Richmond 2006 Irrevocable Trust dated January 31, 2006 (“Shareholder”) and Young Innovations, Inc., a Missouri corporation (the “Company”).

WHEREAS, Shareholder is the record and beneficial owner of all right, title and interest in and to an aggregate of 300,000 shares of the issued and outstanding common stock of the Company, par value $0.01 per share (the “Repurchased Shares”); and

WHEREAS, the Board of Directors of the Company has approved the repurchase of all of the Repurchased Shares in exchange for a purchase price of $26.00 per share in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

1.            Repurchase of Stock. At the Closing (as hereinafter defined), (i) Shareholder shall surrender for repurchase by the Company, and the Company shall repurchase and accept all right, title and interest in and to the Repurchased Shares and (ii) as consideration for such repurchase, the Company shall deliver to Shareholder, and Shareholder shall accept a wire transfer in the amount of $7,800,000 (the “Purchase Price”).

2.	The Closing and Transfer of Stock.

2.1          Closing. The repurchase of stock contemplated by this Agreement (the “Closing”) shall occur on August 15, 2007 at such time or place as may be mutually agreed upon by the parties (the “Closing Date”). Upon consummation, the Closing shall be deemed to take place as of the close of business on the Closing Date.

2.2          Deliveries by Shareholder. At the Closing, Shareholder shall deliver or cause to be delivered the following:

(a)          certificates evidencing all of the Repurchased Shares with fully executed stock powers; and

(b)          such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

2.3          Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered the following:

(a)          the Purchase Price by wire transfer in accordance with the instructions set forth on Schedule A attached hereto; and

(b)          such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

3.            Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to the Company as of the date hereof, and as of the Closing, as follows:

3.1          Organization. Shareholder was duly and validly formed pursuant to a Trust Agreement dated January 31, 2006 and such Trust Agreement is in full force and effect.

3.2          Authority. Shareholder has full legal right, power, capacity and authority, without the consent of any other person, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby. All actions required to be taken by Shareholder to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby (including any consultation, approval or other action by or with any other person) have been duly and properly taken. The execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby (i) require no action by or in respect of, or filing with, any governmental entity, and (ii) do not and will not contravene or constitute a default, violation or breach under, or give rise to, a right of termination, cancellation or acceleration of any right or obligation of Shareholder or any of its beneficiaries or to a loss of any benefit of Shareholder or any of its beneficiaries under, any provision of applicable law or regulation or any trust, agreement, judgment, injunction, indenture, deed of trust, order, decree, or other instrument binding on Shareholder or any of its properties or result in the imposition of any Lien (as hereinafter defined) on the Repurchased Shares. The Repurchased Shares do not constitute community property and are not otherwise owned or held in a manner that requires spousal or other approval for this Agreement to be legal, valid and binding.

3.3          Validity. This Agreement has been duly executed and delivered and is the lawful, valid and legally binding obligation of Shareholder, enforceable in accordance with its terms.

3.4          Ownership of Repurchased Shares. As of the date hereof, Shareholder is, and at the Closing shall be, the sole record, legal and beneficial owner of the Repurchased Shares, and Shareholder has good, valid and marketable title to the Repurchased Shares registered in its name and the absolute right, power and capacity to sell, assign, transfer and deliver the same to the Company free and clear of any liens, encumbrances, pledges, security interests, restrictive agreements, transfer restrictions, voting trust arrangements, claims and imperfections of any nature whatsoever (collectively, “Lien”). None of the Repurchased Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Repurchased Shares. Upon delivery of the certificates for the Repurchased Shares to the Company, the Company will have good, valid and marketable title to such shares free and clear of all Liens.

4.	General Provisions.

4.1          Amendment, Waiver and Enforcement. No amendment or waiver of or consent to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.2          Notices. All notices, requests, demands and other communications hereunder shall be in writing.

4.3          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

4.4          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, executors, administrators, successors and assigns.

4.5          Entire Agreement. This Agreement contains the entire understanding between the parties with respect to the transactions contemplated hereby and supersedes all other agreements and understandings between the parties.

4.6          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Illinois, without giving effect to conflict of laws principles thereof.

4.7          Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

YOUNG INNOVATIONS, INC. By: /s/ Arthur Herbst Name: Title:	GEORGE E. RICHMOND 2006 IRREVOCABLE TRUST DATED JANUARY 31, 2006 By: /s/ Alfred E. Brennan, Jr. Name: Alfred E. Brennan, Jr. Title: Trustee